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Information Analysis Incorporated                     2000 Report on Form 10-KSB
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Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Form SB-2
No. 333-95775 dated September 4, 2000 and Registration Statements (Form S-8
No. 33-26249 and No. 33-305136) pertaining to the 1988 Stock Option Plan and 1996 Stock Option Plan of Information Analysis Incorporated and in the related prospectus' of our report dated April 6, 2001, with respect to the consolidated financial statements and schedule of information Analysis Incorporated included in this Annual Report (Form 10-KSB) for the year ended December 31, 2000.

                                              /s/ Rubino & McGeehin, Chartered

                                              RUBINO & MCGEEHIN, CHARTERED
Bethesda, Maryland
April 13, 2001